EXHIBIT 99.1

UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY 10022


CONTACT:  JAMES H. PERRY
          VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          (410) 628-8786


                 UNITED INDUSTRIAL REPORTS FIRST QUARTER RESULTS
                 -----------------------------------------------

NEW YORK, NY, MAY 14, 2003 - United Industrial Corporation (NYSE: UIC) today announced its financial results for the first quarter ended March 31, 2003. Revenue, and income figures from continuing operations include the results of the Company's Defense and Energy and Other segments only. The results of the Company's remaining transportation operations have been reported as discontinued operations.

FIRST QUARTER RESULTS

For the first quarter of 2003, the Company's income from continuing operations increased 59% to $1.6 million, or $.12 per diluted share, from $1.0 million, or $.08 per diluted share, in the 2002 first quarter. The Company noted that the 2003 first quarter results include non-cash pension expense of $1.5 million ($951,000 net of tax), or $.07 per diluted share, and asbestos related consulting and legal fees of $242,000 ($158,000 net of tax), or $.01 per diluted share. The first quarter 2002 results include non-cash pension income of $224,000 ($145,000 net of tax), or $.01 per diluted share. The decrease in pension results is primarily due to downward trends in the securities market and interest rates. Also included in the first quarter of 2002 was a pre-tax charge of $2.7 million ($1.7 million net of tax), or $.12 per diluted share, related to the closing of the Company's foundry operations at its Detroit Stoker subsidiary and an insurance recovery of $271,000 ($176,000 net of tax), or $.01 per diluted share. Excluding the asbestos related items in 2003, the pension performance in both years, and the insurance recovery and foundry closure costs in 2002, income from continuing operations increased 12% in the 2003 first quarter to $4,214,000 ($2,747,000 net of tax), or $ .20 per diluted share, from $3,762,000 ($2,442,000 net of tax), or $.18 per diluted share in the year ago quarter.

Revenues from continuing operations for the first quarter rose 27.4% to $72.4 million from $56.9 million in the first quarter last year.

"United Industrial has gotten off to a solid start in 2003," said Richard R. Erkeneff, President and Chief Executive Officer. "While pension expense negatively impacted bottom-line results, we made good operating progress on a number of fronts as demonstrated by the 27.4% increase in revenue and $66.0 million in new bookings achieved during the quarter. With these bookings, backlog reached $294.1 million at quarter-end versus $228.8 million a year ago. We saw particular strength in our Unmanned Aerial Vehicle and Simulation and Test systems businesses, which are benefiting from the U.S. military's increased investment in new technologies and systems."

Mr. Erkeneff also noted that the Company is optimistic that results for the balance of the year will continue to improve based on higher anticipated profit margins on certain contracts. Under Company policy, the Company recognizes lower profit margins during early stages of performance, affecting certain contracts that generated significant sales during the first quarter.

The Company's discontinued transportation operations reported a loss in the first quarter of 2003 of $974,000, or a loss of $.07 per diluted share, compared to a loss of $12.3 million, or a loss of $.90 per diluted share, in the first quarter last year. The 2002 results include a provision of $4.9 million, or $.36 per diluted share, for estimated losses on the San Francisco MUNI contract primarily incurred by Electric Transit, Inc., the Company's joint venture with SKODA, a Czech Republic firm, and a provision of $6.6 million, or $.49 per diluted share, related to the sale and close out of the Company's transportation overhaul contracts.

OPERATING HIGHLIGHTS

Mr. Erkeneff continued, "United Industrial's core defense and aerospace businesses continue to demonstrate outstanding capabilities in meeting the most advanced needs of the U.S. military and other customers for the 21st century. From more flexible deployment needs to increased intelligence and surveillance requirements, critical changes are reshaping our nation's Armed Forces, and we remain well positioned to capitalize on a broad range of these trends.

"The achievements of our Unmanned Aerial Vehicle (UAV) business underscore our success in remaining well-attuned to forward trends in the defense sector. Positive momentum continued this quarter for the next-generation Tactical Unmanned Aerial Vehicle (TUAV) program that we are developing for the U.S. Army, with the award of a Basic Ordering Agreement (BOA) contract for a wide range of supplies and services in support of the TUAV program. Under this contract, which is valid for three years, up to $25 million of procurements can be ordered. In addition, we also received a $2 million contract for a number of developmental engineering projects in connection with this program.

"Equally important, our TUAV program's significance continues to grow in connection with global current events. We received a $3.4 million contract in support of TUAV operations outside the continental United States, and an additional $2 million of funding to support America's War on Terrorism. The increasing importance of UAV technology for the U.S. military, combined with the receipt of our $86.1 million full-rate production contract at the end of last year, gives us confidence that this program will remain a primary growth platform for our Company for years to come.

"In Simulation and Test systems, we continued to win new business and drive growth through our work on the Joint Service Electronic Combat Systems Tester (JSECST), the Department of Defense's (DoD) program to develop a standard flight-line electronic warfare test system for all branches of the military. This quarter, we were awarded a contract for approximately $16 million from


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
the U.S. Navy for additional JSECST systems in support of a broad range of Navy and Marine Corps aircraft, as well as spare parts and data, bringing the total value of this contract to $124 million and a backlog of $65.5 million. Additionally, we received $1.6 million from the U.S. Air Force for a follow-on contract for the development of a JSECST test program set for a variety of major aircraft, such as the F-15 and F-16.

"The shipboard training area of our Simulation and Test business also continues to grow through our combination of products and services that both generate consistent demand and offer unmatched expertise. During the quarter, we received a $3.6 million contract for the production of Air Traffic Control (ATC) Radar stimulators - a variant of our Generic Navy Stimulator Simulator (GNSS) - for the U.S. Navy's Battle Force Tactical Trainer (BFTT) program. With this latest contract award, we will have produced 396 GNSS units in support of this program. We also were awarded a $1.1 million modification to our Guided Missile Maintenance Platform (GMMP) contract with the U.S. Navy, for a total contract value of $12.7 million. This contract provides for the installation of a number of upgrades to the system, and clears the way for final system fielding later this year.

"Other key highlights in defense systems included the delivery of 87 test program sets to Marabun Corporation in Japan for use by the Japanese Maritime Self Defense Force in support of the P-3C Orion aircraft, under a $3.6 million contract, and our completion of an agreement with Patria Hagglunds for a technology license to sell, develop and produce in the U.S. and Canada an advanced twin-barrel mortar system that will increase the organic fire support of U.S. Army Infantry units. Further, we are pleased with the continuing market penetration of our Advanced Boresighting Equipment (ABE). During the quarter, we received a $ .7 million order from EADS Deutschland in support of the Eurofighter 2000 aircraft, further expanding our involvement with this key platform. We also successfully completed compatibility tests and delivery to BAE Systems of our ABE systems valued at $1.5 million for the NIMROD aircraft in the United Kingdom, and provided the requisite maintenance training.

"ACL Technologies, our hydraulic, fuel and pneumatic testing business, is making steady progress on its F-16 Maintenance Depot contract in Egypt, now valued at $49.6 million with $1.2 million in backlog. This program has continued to grow in scope and is expected to remain a key contributor to this business in the future. We also received an order from Naval Air Warfare Center-Lakehurst for five additional pump housing module test stands, under a $1.2 million contract.

"Results in our Engineering Support Inc. (ESI) operations continue to be driven by our flagship C-17 Maintenance Training program. During the quarter, we received $18.2 million in new bookings to support the upgrade of three suites of trainers for the Mississippi Air National Guard, including systems engineering


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
and program management. This program is now valued in excess of $226 million with a backlog of $52.6 million and continues to provide United Industrial with exciting opportunities.

"Detroit Stoker, our energy systems subsidiary, achieved strong results in both its Renewal and Generic Parts businesses, including significant orders from customers in British Columbia and Florida. Contract orders for engineered upgrades also continued at a solid pace, reflecting customers' ongoing interest in improving operating efficiencies and lowering plant operating costs through Detroit Stoker's innovative and value-added equipment. Global market fundamentals for Detroit Stoker's biomass combustion systems remain positive based on further international directives to produce `green electricity' from renewable fuels," Mr. Erkeneff concluded.

USE OF NON-GAAP MEASURES

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), Management believes that providing Pro forma Earnings from Continuing Operations, a NON-GAAP MEASURE, is meaningful to investors because it provides insight with respect to ongoing operating results of the Company. Special items included in the Pro forma results represent significant charges or credits that are important to understanding the Company's ongoing operations. The Company also discloses EBITDAP (earnings before interest, taxes, depreciation, amortization, and pension results), which is likewise a NON-GAAP MEASURE. Management believes that providing this additional information is useful to understanding the Company's ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance. Such measurements are not recognized in accordance with GAAP and United Industrial Corporation does not intend for this information to be considered in isolation or as a substitute for GAAP measures.


The Company will hold a conference call today, May 14, 2003 at 10:00 A.M. (ET) to discuss its financial results for the first quarter of 2003. A live webcast of the call will be accessible for all interested parties on the Company's website, www.unitedindustrial.com, in the Investor Relations section, or on www.vcall.com. Following the call, the webcast will be archived for a period of two weeks and available at www.unitedindustrial.com, or at www.vcall.com.


UNITED INDUSTRIAL CORPORATION is a company focused on the design and production of defense systems. Its products and services include unmanned aerial vehicles, test and simulation systems, automated aircraft test and maintenance equipment and logistical/engineering services. The Company also manufactures combustion equipment for biomass and refuse fuels.


Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, reference is made to the Company's most recent Annual Report on Form 10-K, and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

       For more information, please visit United Industrial's web site at
                        http://www.unitedindustrial.com.
                        -------------------------------
                                      # # #


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
                 United Industrial Corporation and Subsidiaries

FINANCIAL HIGHLIGHTS:

                                                                   Three Months Ended
                                                                       December 31
                                                                       -----------
                                                                       (unaudited)

                                                         2003                              2002
                                                         ----                              ----
Net Sales From
   Continuing Operations                            $ 72,442,000                       $ 56,867,000

Income From
   Continuing Operations                             $ 1,638,000(1)                     $ 1,031,000(2)

Loss From
   Discontinued Operations                            ($ 974,000)                     ($ 12,260,000)

Net Income (Loss)                                      $ 664,000                      ($ 11,229,000)
                                                   =============                      =============

Basic Earnings Per Share:
Income From
  Continuing Operations                                     $.13(1)                            $.08(2)
Loss From
  Discontinued Operations                                  ($.08)                             ($.95)

Net Income (Loss)                                           $.05                              ($.87)

Diluted Earnings Per Share:
Income From
  Continuing Operations                                     $.12(1)                            $.08(2)
Loss From
   Discontinued Operations                                 ($.07)                             ($.90)

Net Income (Loss)                                           $.05                              ($.82)

Weighted average shares outstanding:

          Basic                                       13,068,000                         12,971,000
                                                   =============                      =============
          Diluted                                     13,685,000                         13,621,000
                                                   =============                      =============


(1) Includes pension plan expense of $951,000 or $.07 per diluted share and asbestos related expense of $158,000 or $.01 per diluted share.

(2) Includes a restructuring charge of $1.7 million, or $.12 per diluted share; pension plan income of $145,000 or $.01 per diluted share; income from insurance recovery of $176,000 or $.01 per diluted share.




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
                 United Industrial Corporation and Subsidiaries
                                  Segment Data
                             (Dollars in thousands)


                                                                          Three Months Ended
                                                                                March 31,
                                                               ---------------------------------------
                                                                      2003                2002
                                                               -------------------  ------------------
                                                                             (unaudited)
NET SALES:

       Defense                                                        $65,475             $49,241

       Energy                                                           6,967               7,626

                                                       Total          $72,442             $56,867


SEGMENT PROFIT (LOSS)

       Defense                                                         $2,190              $3,630

       Energy                                                             751              (1,880)

       Other                                                             (428)               (162)

                                                       Total           $2,513              $1,588

(Expenses) income included in Segment profit above:

       Defense
             Pension (expense) income                                 ($1,595)               $125
             Insurance recovery                                                               271

       Energy
             Restructuring costs                                                           (2,669)
             Asbestos related expense                                     242
             Pension income                                               136                  99




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
                 United Industrial Corporation and Subsidiaries
                             Calculation of EBITDAP
                             (Dollars in thousands)


                                                                              Three Months Ended
                                                                                    March 31,
                                                                -----------------------------------------------
                                                                        2003                     2002
                                                                ----------------------   ----------------------
                                                                                   (unaudited)
Earnings from continuing operations
       before income taxes                                               $2,513                   $1,588

Net interest expense                                                         16                      285
Depreciation and amortization                                             1,277                    3,662

Non-cash pension expense (income)                                         1,459                     (224)




                                    EBITDAP (non-GAAP measure)           $5,265                   $5,311




EBITDAP is defined as earnings before interest, taxes, depreciation, amortization and pension results





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
                 United Industrial Corporation and Subsidiaries
                  Reconciliation for GAAP to Pro Forma Earnings
                  Before Income Taxes for Continuing Operations
                             (Dollars in thousands)


                                                                    Three Months Ended
                                                                          March 31,
                                                      -----------------------------------------------
                                                              2003                     2002
                                                      ----------------------   ----------------------
                                                                        (unaudited)
GAAP earnings from continuing operations
       before income taxes                                     $2,513                   $1,588

Plus:Asbestos related expense                                     242
Plus:Restructuring charge                                                                2,669
Plus:Pension expense                                            1,459
Less:Pension income                                                                       (224)
Less:Income from insurance recovery                                                       (271)

Pro forma earnings from continuing operations
       before income taxes (non-GAAP measure)                  $4,214                   $3,762



GAAP AND PRO FORMA RESULTS

THE FOLLOWING TABLE PROVIDES A RECONCILIATION OF UIC'S GAAP TO PRO FORMA EARNINGS PER DILUTED SHARE FOR CONTINUING OPERATIONS


                                                                    Three Months Ended
                                                                          March 31,
                                                      -----------------------------------------------
                                                              2003                     2002
                                                      ----------------------   ----------------------
                                                                        (unaudited)
GAAP earnings per diluted share from
       continuing operations                                   $0.12                    $0.08

Plus:Asbestos related expense                                   0.01
Plus:Restructuring charge                                                                0.12
Plus:Pension expense                                            0.07
Less:Pension income                                                                     (0.01)
Less:Income from insurance recovery                                                     (0.01)

Pro forma earnings per diluted share from
       continuing operations (non-GAAP measure)                $0.20                    $0.18






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